Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2008 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, of ACE Limited, which appears in ACE Limited’s Annual Report on Form 10-K for the year ended December 31, 2007.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 28, 2008

Exhibit 23.1